Exhibit 10.2

AMENDMENT TO LETTER AGREEMENT

This AMENDMENT TO LETTER AGREEMENT (this “Amendment”) is made and entered into as of November 27, 2023, by and among (i) Plum Acquisition Corp. I, a Cayman Islands exempted company limited by shares (the “Company”), (ii) Plum Partners, LLC, a Delaware limited liability company (the “Sponsor”), and (iii) each of the undersigned Persons holding Founder Shares listed on the signature pages hereto and any Persons holding Founder Shares that become a party to this Agreement after the date hereof (collectively, the “Other Holders” and, collectively with the Sponsor, an “Insider” and, collectively, the “Insiders”), pursuant to the terms of the Letter Agreement (as defined below). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Original Agreement (as defined below) and, if such term is not defined in the Original Agreement, then in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, Company, the Sponsor and the other undersigned Insiders are parties to that certain Letter Agreement, dated as of March 18, 2021 (the “Original Agreement” and, as amended by this Amendment, the “Letter Agreement”), pursuant to which the Sponsor and the other undersigned Insiders agreed, among other matters, to certain transfer restrictions with respect to the Founder Shares and the Private Placement Warrants (or shares issued or issuable upon the conversion or exercise thereof);

WHEREAS, on or about the date hereof, the Company, Veea Inc., a Delaware corporation (“Veea”), and Plum SPAC Merger Sub, Inc, a Delaware corporation (“Merger Sub”), will enter into that certain Business Combination Agreement (as amended, supplemented and/or restated from time to time in accordance with the terms thereof, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, (a) the Company shall transfer by way of continuation from the Cayman Islands to the State of Delaware and domesticate as a Delaware corporation in accordance with Section 388 of the DGCL and Part XII of the Cayman Islands Act (the “Domestication”), subject to the terms and conditions of the Business Combination Agreement, upon the consummation of the transactions contemplated thereby (the “Closing”), and (b) Merger Sub shall merge with and into Veea, with Veea continuing as the surviving entity (the “Merger”), and, in connection therewith, each issued and outstanding security of Veea immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right to receive a portion of the Transaction Consideration, in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the applicable provisions of the Cayman Islands Act, the DGCL and other applicable Law;

WHEREAS, the parties hereto desire to amend the Original Agreement (i) to revise the terms thereof in order to reflect the transactions contemplated by the Business Combination Agreement, including, without limitation, the issuance of Class A common stock, par value $0.0001 per share, of the Company (“New Plum Common Shares”) in exchange for the Plum Class A Shares in the Domestication, (ii) to amend the lock-up provisions set forth in Section 5 of the Original Agreement, to become effective as of the Closing, as more particularly set forth herein, and (iii) to grant Veea certain rights to enforce the terms of the Letter Agreement; and

WHEREAS, pursuant to paragraph 12 of the Original Agreement, the Original Agreement can be amended as to any particular provision by a written instrument executed by the Sponsor and each Insider that is the subject of any such change, amendment, modification or waiver.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendments to the Original Agreement. The Parties hereby agree to the following amendments to the Original Agreement:

(a) Clause (a) of Section 5 of the Original Agreement is hereby amended by adding the following sentence at the end of the Section:

“Notwithstanding anything in this Letter Agreement to the contrary, each Insider hereby agrees that commencing from and after the closing of a Business Combination, in lieu of the restrictions on transfer set forth in Section 5 of this Letter Agreement, which provisions shall not apply to the Insiders after the Closing, such Insider and the Founder Shares owned by such Insider shall instead be bound by that certain Lock-Up Agreement, dated as of November [ ], 2023, by and among the Company, Veea and such Insider, including, without limitation, the restrictions on transfer set forth therein.”

(b) The defined terms in this Amendment, including in the preamble and recitals hereto, and the definitions incorporated by reference from the Business Combination Agreement, are hereby added to the Letter Agreement as if they were set forth herein.

(c) Each Insider hereby waives (and agrees to execute such documents or certificates evidencing such waiver as the Company and/or Veea may reasonably request) any adjustment to the conversion ratio set forth in the amended and restated memorandum and articles of association of the Company or any other anti-dilution or similar protection with respect to the Plum Class B Shares and the Plum Class A Shares (whether resulting from the transactions contemplated hereby, by the Business Combination Agreement or any Transaction Document or by any other transaction consummated in connection with the transactions contemplated hereby and thereby).

(d) The parties hereby agree that, from and after the Closing, the terms “Ordinary Shares,” “Founder Shares,” and “Public Shares,” as used in the Letter Agreement, shall include any and all New Plum Common Shares into which any such Ordinary Shares shall convert in the Domestication (and any other securities of the Company or any successor entity issued in consideration thereof, including as a result of a stock split, dividend or distribution, or in exchange for, any of such securities).

(e) Any reference to the term “including” (and with correlative meaning “include”) in the Letter Agreement means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”.

2. Termination of Business Combination Agreement. Notwithstanding anything to the contrary contained herein, in the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Amendment and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

3. Specific Performance. Each party acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of the Letter Agreement by any party, money damages may be inadequate and the non-breaching parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of the Letter Agreement were not performed by an applicable party in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to seek an injunction or restraining order to prevent breaches of the Letter Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under the Letter Agreement, at law or in equity.

4. Addition of Veea as a Party to the Letter Agreement. The parties hereby agree to add Veea as a party to the Letter Agreement, with rights to enforce the terms thereof.

5. Severability. Whenever possible, each provision of this Amendment (and the Original Agreement as amended hereby) shall be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Amendment (or the Original Agreement as amended hereby) is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Amendment (and the Original Agreement as amended hereby) shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision of this Amendment (or the Original Agreement as amended hereby) is invalid, illegal or unenforceable under applicable Law, the parties hereto shall negotiate in good faith to modify this Amendment (or the Original Agreement as amended hereby) so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

6. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Original Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. In the event that this Amendment is deemed to be ineffective against any party to the Original Agreement, then this Amendment shall be deemed to be and shall constitute a separate agreement among the parties hereto with respect to the matters addressed herein. Any reference to the Letter Agreement in the Original Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Letter Agreement, as amended by this Amendment (or as the Letter Agreement may be further amended or modified in accordance with the terms thereof and hereof). The terms of this Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Original Agreement, including paragraph 17 thereof.

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IN WITNESS WHEREOF, each party hereto has signed or has caused to be signed by its representative thereunto duly authorized this Amendment to Letter Agreement as of the date first above written.

Sincerely

The Company:

PLUM ACQUISITION CORP. I

By:	/s/ Kanishka Roy
Name:	Kanishka Roy
Title:	Chief Executive Officer

Sponsor:

PLUM PARTNERS, LLC

By:	/s/ Kanishka Roy
Name:	Kanishka Roy
Title:	Manager

{Signature Page to Amendment to Letter Agreement}

Insiders:

/s/ Ursula Burns
Ursula Burns

/s/ Kanishka Roy
Kanishka Roy

/s/ Mike Dinsdale
Mike Dinsdale

/s/ Alok Sama
Alok Sama

Acknowledged by:

VEEA INC.

By:	/s/ Allen Salmasi
Name:	Allen Salmasi
Title:	Chairman and Chief Executive Officer

{Signature Page to Amendment to Letter Agreement}